UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2021

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Argonne Road, Suite A 211 Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Amendment”) is being filed by Daybreak Oil and Gas, Inc. (OCT PINK:DBRM), a Washington corporation (“Daybreak” or the “Company”), for the purpose of amending Item 1.01 Entry into a Material Definitive Agreement of that certain Current Report on Form 8-K originally filed by Daybreak with the U.S. Securities and Exchange Commission (“SEC”) on December 20, 2021 in connection with the forgiveness and conversion of related party debts into shares of the Company’s common stock. There was a calculation error in the number of shares of common stock to be issued in connection with the conversion of accrued deferred salary amounts owed to employees. The number of shares of common stock to be issued is 1,397,881, not 1,045,881 as disclosed. The total dollar amount converted and conversion rate of $0.45 per share were correct as disclosed.

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2021, Daybreak Oil and Gas, Inc. (OCT PINK:DBRM), a Washington corporation (“Daybreak” or the “Company”), finalized agreements with its directors, executive officers, and other employees with respect to the forgiveness and conversion of related party debts into shares of the Company’s common stock (the “Debt Conversion”) at a conversion rate of $0.45 per share of common stock.

Completing this Debt Conversion is a condition to closing the previously disclosed Equity Exchange Agreement dated as of October 20, 2021 entered into by and among the Company, Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”), pursuant to which Daybreak will acquire Reabold in exchange for issuing 160,964,489 shares of its common stock to Gaelic (the foregoing transaction, the “Equity Exchange”).

The following is a description of the debts converted, amounts of debt, and shares of common stock agreed to be issued in exchange:

Description of Debt Converted	Dollar Amount Converted	Shares of Common Stock to be Issued
Accrued deferred salary amounts owed to employees	$629,046.00	1,397,881
Accrued deferred director fees	$142,968.75	317,708
12% Subordinated Note Payable to James F. Westmoreland	$514,986.35	1,144,414
Interest in Production Payments purchased pursuant to a Production Payment Interest Purchase Agreement dated as of August 22, 2019 between the Company and James F. Westmoreland	$550,100.00	1,222,444
TOTAL	$1,837,101.10	4,082,447

Further, the Company’s President and Chief Executive Officer, James F. Westmoreland, declined the Company’s offer to convert accrued deferred salary amounts payable to him and totaling $53,125.00 and instead entered into an agreement with the Company to fully forgive this debt owed to him.

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Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated by reference herein. The shares of common stock to be issued pursuant to the Debt Conversion will be issued in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, and pursuant to applicable state securities laws and regulations, in that the sale and purchase of such securities will not involve any public offering, the recipients of the shares are each either an “accredited investor” as that term is defined under Rule 501 of Regulation D, or the Company has furnished or will, a reasonable prior to sale furnish, to each investor the information specified by paragraph (b)(2) of Rule 501 of Regulation D.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information in Item 1.01 is incorporated by reference herein.

[signature page follows]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ JAMES F. WESTMORELAND

James F. Westmoreland, President and Chief Executive Officer

Date: December 23, 2021

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